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Deloitte & Touche LLP
181 Bay Street
Suite 1400
Toronto, ON M5J 2V1

Tel: (416) 601 6150
Fax: (416) 601 6151
www.deloitte.ca

                                                                        DELOITTE
                                                                        & TOUCHE




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Brascan Corporation on Form F-9 our report dated February 12, 2003 appearing in the 2002 Annual Report of Brascan Corporation for the years ended December 31, 2002 and 2001 filed on Form 6-K on April 2, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Yours very truly,


(Signed) DELOITTE & TOUCHE LLP

Chartered Accountants

Toronto, Canada
January 20, 2004









DELOITTE
TOUCHE
TOHMATSU